UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 10, 2021

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34856 (Commission File Number)	36-4673192 (IRS employer identification number)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

Redemption of Notes and Termination of Indenture

Effective March 15, 2021 (the “Redemption Date”), the indenture dated March 16, 2017 (as supplemented to date, the “Indenture”), as supplemented by a first supplemental indenture thereto, dated as of June 15, 2017, further supplemented by a second supplemental indenture thereto, dated as of August 18, 2020, further supplemented by a third supplemental indenture thereto, dated as of October 2, 2020, and further supplemented by a fourth supplemental indenture thereto, dated February 2, 2021, by and among The Howard Hughes Corporation (the “Company”), the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and Wells Fargo National Association, as trustee (the “Trustee”), governing the Company’s 5.375% senior notes due 2025 (the “Notes”) has been satisfied and discharged in accordance with its terms. The Company discharged the Indenture after issuing a notice of redemption in accordance with the terms of the Indenture and funding an amount to the Trustee sufficient to redeem all of the remaining outstanding Notes (the “Remaining Notes”) not previously tendered in connection with the Company’s tender offer for the Notes, which expired on February 2, 2021. The Company redeemed the Remaining Notes at a redemption price of 102.688%, plus accrued and unpaid interest up to, but excluding, the Redemption Date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective March 10, 2021, the Company and Saul Scherl, President, New York Tri-State Region, entered into an updated retention offer letter (the “2021 Offer Letter”). Under the 2021 Offer Letter, the Company and Mr. Scherl have agreed to extend Mr. Scherl’s employment as President, New York Tri-State Region through December 31, 2022, or such later date as the parties may mutually agree upon (the “Term”). In addition, under the 2021 Offer Letter, Mr. Scherl shall be entitled to receive or potentially receive during the Term: (i) his current base salary; (ii) an annual cash bonus at a target of 100% of base salary based upon his and the Company’s performance; (iii) long-term equity incentive awards, 50% of which shall be time-based vested awards and 50% of which shall be performance-based vested awards; (iv) an additional cash bonus of up to 100% of base salary in lieu of an annual long-term incentive plan award to be granted in 2022 for performance during 2021; and (v) an additional stock award with a value of up to $1,500,000, in the aggregate, upon the achievement of one or more performance goals approved by the Compensation Committee of the Company’s Board of Directors.

The foregoing summary of the 2021 Offer Letter is not intended to be complete and is qualified in its entirety by reference to the full text of the 2021 Offer Letter filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On March 15, 2021, the Issuer announced the completion of its call for redemption of all of the remaining outstanding Notes not tendered in the Tender Offer. A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	2021 Offer Letter, effective March 10, 2021, by and between The Howard Hughes Corporation and Saul Scherl
99.1	Press Release dated March 15, 2021
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2021

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Name: Peter F. Riley
Title: Senior Executive Vice President, General Counsel & Secretary